EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

March 27, 2002

Dear Sir,

     We have read the paragraphs of Item 4(a) included in the Form 8-K dated March 21, 2002 of Proxim Corporation (formerly known as Western Multiplex Corporation) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Copy to: Keith E. Glover, Proxim Corporation

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